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EXHIBIT 12.1
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                              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


<caption>                                                        Year Ended December 31,
                                                 ------------------------------------------------------

                                                 2002        2001        2000        1999        1998
                                               --------    --------    --------    --------    --------
Earnings:
 Net income (loss). . . . . . . . . . . . .    $ 27,110     (15,411)    (57,060)    (94,842)     20,465
 Taxes. . . . . . . . . . . . . . . . . . .      11,037       7,986      22,053       5,328      13,224
 Fixed Charges. . . . . . . . . . . . . . .      36,069      37,744      43,378      35,328       7,420
 Less:  Capitalized Interest. . . . . . . .       --          --          --          --          --
                                               --------    --------    --------    --------    --------
      Total earnings. . . . . . . . . . . .      74,216      30,319       8,371     (54,186)     41,109
                                               --------    --------    --------    --------    --------

Fixed Charges:
 Interest expense . . . . . . . . . . . . .      19,279      22,582      28,716      20,328       4,153
 Guarantees of other party obligations. . .       --          --          --          --          --
 Applicable portion of rent expense . . . .      16,790      15,162      14,662      15,000       3,267
                                               --------    --------    --------    --------    --------
     Total fixed charges. . . . . . . . . .      36,069      37,744      43,378      35,328       7,420
                                               --------    --------    --------    --------    --------
RATIO OF EARNINGS TO FIXED CHARGES. . . . .        2.06        0.80        0.19       --           5.54
                                               ========    ========    ========    ========    ========





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